SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            _________________________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (date of earliest event reported):         August  31, 2001
                                                   _____________________________



                          The Chalone Wine Group, Ltd.
                          ____________________________

               (Exact Name of Registrant as Specified in Charter)



        California                  0-13406                   94-1696731
  ______________________     ______________________     ______________________
   (Other Jurisdiction          (Commission File            (IRS Employer
   of Incorporation)            Number)                     Identification
                                                            Number)


621 Airpark Road, Napa, California                                       94558
________________________________________________________________________________

(Address of Principal Executive Offices)                              (Zip Code)


Registrant's telephone number, including area code   (707) 254-4200
                                                   ____________________


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ITEM 5.  OTHER EVENTS.

         On September 1, 2001, Domains Barons de Rothschild (Lafite) S.C.A., a French company ("DBR") and SFI Intermediate Ltd., a Texas limited partnership ("SFI") entered into a voting agreement dated August 31, 2001 (the "Voting Agreement") with respect to the shares of Common Stock of the Registrant that each beneficially owns and over which each has voting control. DBR and SFI own 44.5% and 17.8%, respectively, of the voting securities of the Registrant.

         The Voting Agreement provides that each party shall be entitled to appoint a specific number of designees to serve on the Board of Directors of the Registrant (up to a total of six designees), based upon the percentage of the Registrant's total outstanding Common Stock beneficially owned by such party and over which such party has voting control. If a party loses its entitlement to appoint one or more designees to serve on the Board of Directors because of a decrease in its beneficial ownership of and voting control over the Registrant's Common Stock, the other party shall designate a replacement designee or designees. In addition, the Voting Agreement provides that during the term of the Voting Agreement, each party shall vote all of the Registrant's Common Stock that it beneficially owns and over which it has voting control in favor of the designees of the other party.

         The Voting Agreement also provides that for so long as the Voting Agreement remains in effect each of DBR and SFI shall use its reasonable best efforts, subject to any limitations of applicable law, to ensure that its designees on the Registrant's Board of Directors will (i) vote for the inclusion of the other party's designees for election to the Board of Directors on the management slate to be presented for vote to the Company's shareholders, (ii) vote for the election of a person or persons mutually agreed by the parties to fill any vacancy or newly created position on the Board of Directors and (iii) cause the management slate of nominees for election to the Board of Directors to include the number of designees of each party determined in accordance with such party's percentage ownership of the Registrant's Common Stock under the Voting Agreement.

         The Voting Agreement further provides that, with respect to the provisions governing the election of directors, Common Stock of the Registrant beneficially owned by either party shall include any Common Stock beneficially owned by that party's designees on the Board of Directors. The Voting Agreement requires the parties to use their reasonable best efforts to cause their respective designees on the Board of Directors to vote their shares of Common Stock in accordance with the Voting Agreement.

         The Voting Agreement also provides that, prior to voting on a matter (other than the election of directors) coming before the shareholders, DBR and SFI shall in good faith discuss such matter and then take an informal vote to determine the manner in which each party intends to vote. If the informal vote shows that DBR and SFI concur on how they intend to vote on such matter, they shall vote their shares accordingly when the applicable matter is submitted to the shareholders for approval.

         The Voting Agreement shall automatically terminate on the earliest to occur of (i) the tenth anniversary of the Voting Agreement, (ii) the first date on which either party no longer beneficially owns or has voting control over any Common Stock of the Registrant, or (iii) the date on which the Voting Agreement is terminated by either DBR or SFI (which either party may do at any time, by giving written notice of termination to the other party).

         The Voting Agreement is an exhibit to this Current Report. The foregoing summary of material terms of the Voting Agreement is qualified in its entirety by reference to this exhibit. The foregoing disclosure shall not be deemed an acknowledgment by the Registrant that a change in control of the Registrant, as contemplated by Item 1 of Form 8-K ,has occurred.


ITEM 7.  EXHIBITS.

         10.1     Press Release, dated September 21, 2001.

         99.1 Voting Agreement, dated August 31, 2001, between Domains Barons de Rothschild (Lafite) S.C.A., a French company and SFI Intermediate Ltd., a Texas limited partnership.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  September 21, 2001             The Chalone Wine Group, Ltd.
                                               (Registrant)


                                       By:      /s/ SHAWN CONROY BLOM
                                                _______________________
                                                Shawn Conroy Blom
                                                Chief Financial Officer